UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)      June 2, 2005

TIMCO Aviation Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22342	56-1838519

(Commission File Number)	(IRS Employer Identification No.)

623 Radar Road, Greensboro, NC	27410

(Address of Principal Executive Offices)	(Zip Code)

(336) 668-4410

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

     On June 2, 2005, TIMCO Aviation Services, Inc. (the “Company”) engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the 2005 fiscal year. Simultaneously, the Company dismissed the Company’s current independent registered public accounting firm, KPMG LLP. The decision to change accounting firms was approved by the Audit Committee of the Company’s Board of Directors.

     KPMG LLP’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     In connection with the audits of the two fiscal years ended December 31, 2004, and the interim period through June 2, 2005, there have been no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG LLP’s satisfaction, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its opinion on the Company’s consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided KPMG LLP with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of KPMG LLP’s letter, dated June 6, 2005, stating its agreement with such statements.

     The Company engaged Grant Thornton as the Company’s independent registered public accounting firm as of the date set forth above. Prior to such date, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered by Grant Thornton, or (iii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits.

Exhibit No.	Description

16	Letter from KPMG LLP dated June 6, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 6th day of June, 2005.

TIMCO AVIATION SERVICES, INC.

/s/ Roy T. Rimmer, Jr.

Chairman and Chief Executive Officer

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